UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2019, Francois Grunenwald will join Ocwen Financial Corporation (“Ocwen” or the “Company”) as Senior Vice President and Chief Accounting Officer.

Mr. Grunenwald, 48, joins Ocwen from PricewaterhouseCoopers, which he joined in 1996. At PricewaterhouseCoopers, Mr. Grunenwald served in various accounting and financial advisory roles with a focus on financial services clients, including, for the last 12 years, as Partner. Mr. Grunenwald has a Master’s degree in Finance and Banking from the University of Paris II Panthéon-Assas and is a Certified Public Accountant.

Under the terms of his offer letter with the Company, Mr. Grunenwald’s compensation will consist of an annual base salary of $410,000 and an annual cash target incentive of $230,000 (with actual payout to be determined by the Company’s Compensation and Human Capital Committee in its discretion based on Mr. Grunenwald’s performance and the Company’s performance for the relevant year). Mr. Grunenwald will also receive a bonus of $100,000 upon commencement of his employment, which will be subject to repayment if Mr. Grunenwald resigns within 12 months of payment, and a bonus of $75,000 upon completion of his first year of employment. During 2020, and subject to the approval of the Compensation and Human Capital Committee, the Company will also grant Mr. Grunenwald a long-term incentive award under the Company’s 2017 Performance Incentive Plan with a target value of $150,000. Mr. Grunenwald will also be eligible for reimbursement of certain relocation expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: August 12, 2019	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer